Exhibit 5.1

666 Third Avenue New York, NY 10017 212 935 3000 mintz.com

November 5, 2020

Neurotrope Bioscience, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Ladies and Gentlemen:

We have acted as legal counsel to Neurotrope Bioscience, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (No. 333-249434) on Form S-1, as amended (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 8,969,340 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase 3,911,326 shares of Common Stock (the “Warrants” and, together with the Shares, the “Securities”), to be issued in connection with the planned distribution of the Securities (the “Spin-Off”) by the Company to its holders of common stock, preferred stock and certain holders of warrants to purchase shares of Common Stock.

This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the federal laws of the United States, the General Corporation Law of the State of Delaware and the state laws of the State of New York and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

BOSTON       LONDON       LOS ANGELES       NEW YORK       SAN DIEGO       SAN FRANCISCO      WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Based upon and subject to the foregoing, it is our opinion that, upon occurrence of the Spin-Off, (i) the Shares will have been duly authorized by the Company and will be legally issued, fully paid and non-assessable, (ii) the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (iii) the shares of Common Stock issuable upon exercise of the Warrants, when issued upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON       LONDON       LOS ANGELES       NEW YORK       SAN DIEGO       SAN FRANCISCO      WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.